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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 19, 2003
(Date of Report (Date of Earliest Event Reported))

GART SPORTS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23515 (Commission File Number)	84-1242802 (IRS Employer Identification Number)
1050 West Hampden Avenue, Englewood, Colorado (Address of Principal Executive Offices)		80110 (Zip Code)

(303) 200-5050
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events

        Gart Sports Company ("Gart") and Gold Acquisition Corp., a wholly-owned subsidiary of Gart ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of February 19, 2003 (the "Merger Agreement"), with The Sports Authority, Inc. ("TSA"), pursuant to which Merger Sub will merge with and into TSA, with TSA surviving as a wholly-owned subsidiary of Gart (the "Merger") and each outstanding share of TSA common stock will be converted into the right to receive 0.37 of a share of Gart common stock. Green Equity Investors, L.P. ("GEI") and TSA have entered into a Stockholder's Agreement, dated as of February 19, 2003, pursuant to which GEI has, among other things, agreed to vote its Gart shares in favor of the Gart share issuance contemplated by the Merger Agreement, subject to the terms and conditions of the Stockholder's Agreement.

        The foregoing descriptions of the Merger, the Merger Agreement and the Stockholder's Agreement are qualified in their entirety by reference to the texts of the Merger Agreement and Stockholder's Agreement, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

2.1	Agreement and Plan of Merger by and among Gart Sports Company, Gold Acquisition Corp., and The Sports Authority, Inc., dated as of February 19, 2003.
99.1	Stockholder's Agreement between The Sports Authority, Inc. and Green Equity Investors, L.P., dated as of February 19, 2003.
99.2	News Release issued by Gart Sports Company on February 20, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GART SPORTS COMPANY
	By:	/s/ NESA E. HASSANEIN Name: Nesa E. Hassanein Title: Senior Vice President and General Counsel
Date: February 20, 2003

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES